Exhibit 5.0
                         Opinion of Klarman & Associates

                              Klarman & Associates
                                Attorneys at Law
                          2303 Camino Ramon, Suite 200
                           San Ramon, California 94583
                                 (925) 327-6200
                                    --------
                                    Facsimile
                                 (925) 830-8821

David S. Klarman*                               14 East 60th Street, Suite 402
   -------                                      New York, New York 10022
Marie Elena Cocchiaro**                         (212) 750-7500 (phone)
(212) 688-1797 (fax)
*Licensed also in NY
**Licensed in NY, NJ, PA, and MD only


                                                     July  10, 1998

Securities and Exchange Commission
Washington DC 20549

         Re:      USABG Corp.
                  Registration Statement on Form SB-2
                  File No. 333-47323

Dear Madam or Sir:

         We have acted as counsel to USABG Corp. (the "Registrant") with respect to the above Registration Statement on Form SB-2, relating to the registration of up to an estimated 562,500 Shares, subject to adjustment, issuable upon the conversion of $450,000 in principal amount of 8% convertible subordinate debentures (the "Debentures"); and an aggregate of 100,000 Shares underlying Common Stock Purchase Warrants (the "Warrants") being sold by certain "Selling Securityholders." In connection therewith, we have examined the Certificate of Incorporation and By-Laws of the Registrant, as amended through the date hereof, and such other materials as we deem pertinent. Based upon the foregoing, it is our opinion that:

         1. The shares of Common Stock upon conversion of the Debentures, when issued pursuant to the terms of the Debenture, will be legally issued, fully paid, and non-assessable.

         2. The Warrants constitute valid and binding obligations of the Company to issue shares of the Company's Common Stock upon full payment therefor pursuant to the terms of the related instrument.

         3. The shares of Common Stock, when issued and paid for in accordance with the terms of the Warrants, will be legally issued, fully paid, and non-assessable.

         We  consent  to  the  use  of  this  opinion  as  an  exhibit  to  said
Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                                         Very truly yours,
                                                        /s/ Klarman & Associates
                                                        ------------------------
                                                            Klarman & Associates